Exhibit 10.1

TALPHERA, INC.

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is dated as of September 30, 2024, by and between Talphera, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

Whereas, the Company and the Purchasers are party that certain Securities Purchase Agreement, dated January 17, 2024, (the “Agreement”) and wish to amend certain sections of Agreement as more fully described in this Amendment.

Now, Therefore, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
AMENDMENT AND RESTATEMENT

1.1	Section 2.3(a) of the Agreement is amended and restated as follows:

2.3	Second Closing.

“(a)  If at any time on or prior to June 30, 2025: (i) the Company publicly announces the achievement of the Pivotal Trial Milestone and its intention to submit a pre-market approval application for Niyad to the FDA, or (ii) the Company receives written notice from a Purchaser waiving subsection (i) above and desires to effect the Second Closing (as to the Subscription Amount of such waiving Purchaser only), then the Company will promptly distribute (and in any event within two (2) Trading Days of such public announcement or receipt of such written notice) to each Purchaser a notice identifying the date of the Second Closing (the “Second Closing Notice”)”

1.2	Section 2.4 of the Agreement is amended to add the following new subsection (b)(vi):

2.4	Closing Conditions.

“(b)(vi)   If prior to the Second Closing Date, the Company consummates an equity financing involving the issuance of any shares of Common Stock or Common Stock Equivalents (other than an Exempt Issuance) , then the Participating Purchaser shall not be obligated to deliver such Participating Purchaser’s Second Closing Subscription Amount to the Company and shall be released from its obligation hereunder to purchase the Shares or Pre-Funded Warrants, as the case may be, at the Second Closing ”

ARTICLE II
MISCELLANEOUS

2.1    Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

2.2    Entire Agreement. Except as set forth herein, no other term of the Agreement is amended, and all other terms of the Agreement remain in full force and effect.

2.3    Headings. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

2.4    Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

2.5    Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

In Witness Whereof, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Talphera, Inc.	Address for Notice: 1850 Gateway Drive, Suite 175 San Mateo, CA 94404

By: Name: Vincent J. Angotti Title: Chief Executive Officer With a copy to (which shall not constitute notice): Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 Attention: John T. McKenna	E-Mail: vangotti@talphera.com

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

In Witness Whereof, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]